                                                               Exhibit 99.(h)(1)

                                   APPENDIX A

                           WELLS FARGO VARIABLE TRUST
                            ADMINISTRATION AGREEMENT

The Fund Level administration fee breakpoints listed below are calculated on the total net assets of each Fund.

                   FEES FOR VARIABLE TRUST MULTI-CLASS FUNDS*

                                                                      CLASS LEVEL
MULTI-CLASS FUNDS           TOTAL ADMIN. FEE   FUND-LEVEL ADMIN. FEE  ADMIN. FEE       TOTAL ADMIN. FEE
AND CLASSES                     (CURRENT)              (NEW)             (NEW)     (EFFECTIVE JULY 9, 2010)
-------------------------  ------------------  ---------------------  -----------  ------------------------
Class 1 (new share class)        N/A              First 5B   0.05%       0.08%          First 5B  0.13%
                                                  Next 5B    0.04%                      Next 5B   0.12%
                                                  Over 10B   0.03%                      Over 10B  0.11%

Class 2 (Renamed;          First 4.99B  0.16%     First 5B   0.05%       0.08%          First 5B  0.13%
existing unnamed           Next 5B      0.15%     Next 5B    0.04%                      Next 5B   0.12%
share class)               Over 9.99B   0.14%     Over 10B   0.03%                      Over 10B  0.11%

                   FEES FOR VARIABLE TRUST SINGLE CLASS FUNDS*

                            TOTAL ADMIN. FEE        TOTAL ADMIN. FEE
SINGLE CLASS FUNDS              (CURRENT)      (EFFECTIVE JULY 9, 2010)
-------------------------  ------------------  ------------------------
Class 1 (new share class)         N/A              First 5B   0.13%
                                                   Next 5B    0.12%
                                                   Over 10B   0.11%

Class 2 (Renamed;          First 4.99B  0.16%      First 5B  0.13%
existing unnamed           Next 5B      0.15%      Next 5B    0.12%
share class)               Over 9.99B   0.14%      Over 10B   0.11%

Approved by the Board of Trustees: January 11, 2010

----------
* On January 11, 2010, the Boards of Trustees of Wells Fargo Variable Trust approved certain administration fee changes. Such fee changes are scheduled to become effective concurrently with the earliest of any closing of the Reorganization with the Evergreen family of funds, currently July 9, 2010.

                            SCHEDULE A TO APPENDIX A
                            ADMINISTRATION AGREEMENT

                           WELLS FARGO VARIABLE TRUST
                                  LIST OF FUNDS

                                  TOTAL BREAKPOINT ADMINISTRATION FEES*
                                  -------------------------------------
FUNDS/CLASSES                         FIRST 5B   NEXT 5B   OVER 10B
-------------------------------       --------   -------   --------
VT Asset Allocation Fund/1/             0.16%     0.15%     0.14%
VT C&B Large Cap Value Fund/2/          0.16%     0.15%     0.14%
VT Core Equity Fund+/-
   Class 1                              0.13%     0.12%     0.11%
   Class 2                              0.13%     0.12%     0.11%
VT Discovery Fund/3/                    0.16%     0.15%     0.14%
VT Equity Income Fund/4/                0.16%     0.15%     0.14%
VT International Core Fund/5/           0.16%     0.15%     0.14%
VT Intrinsic Value Fund+/-
   Class 2                              0.13%     0.12%     0.11%

----------
* On January 11, 2010, the Boards of Trustees of Wells Fargo Variable Trust approved certain administration fee changes. Such fee changes, as provided in Appendix A, are scheduled to become effective concurrently with the earliest of any closing of the Reorganization with the Evergreen family of funds, currently July 9, 2010.

/1/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010. In addition, the existing unnamed variable fund class will be renamed Class 2, effective July 16, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010. At that time, the existing unnamed variable fund class will be renamed Class 2.

+/- In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/3/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Discovery Fund as Class 2, effective July 16, 2010.

/4/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/5/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund, effective July 16, 2010. At that time, Class 1 will be added and the existing unnamed variable fund class will be renamed Class 2.

                                  TOTAL BREAKPOINT ADMINISTRATION FEES*
                                  -------------------------------------
FUNDS/CLASSES                         FIRST 5B   NEXT 5B   OVER 10B
-------------------------------       --------   -------   --------
VT Large Company Core Fund/6/           0.16%     0.15%     0.14%
VT Large Company Growth Fund/7/         0.16%     0.15%     0.14%
VT Money Market Fund/8/                 0.16%     0.15%     0.14%
VT Omega Growth Fund+/-
   Class 1                              0.13%     0.12%     0.11%
   Class 2                              0.13%     0.12%     0.11%
VT Opportunity Fund/9/                  0.16%     0.15%     0.14%
VT Small/Mid Cap Value Fund/10/         0.16%     0.15%     0.14%
VT Small Cap Growth Fund/11/            0.16%     0.15%     0.14%
VT Total Return Bond Fund/12/           0.16%     0.15%     0.14%

Most recent annual approval by the Board of Trustees: March 27, 2009 Appendix A amended: January 11, 2010

----------
/6/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/7/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/8/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/9/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Opportunity Fund as Class 2, effective July 16, 2010.

/10/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010. Effective July 16, 2010, Class 1 will be added and the existing unnamed variable fund class will be renamed as Class 2.

/11/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the addition of Class 1 to the VT Small Cap Growth Fund, effective July 16, 2010. At that time, the existing unnamed variable fund class will be renamed Class 2.

/12/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Total Return Bond Fund as Class 2, effective July 16, 2010.

     The foregoing fee schedule is agreed to as of January 11, 2010 and shall remain in effect until changed in writing by the parties.

                                         WELLS FARGO VARIABLE TRUST


                                         By:
                                             -----------------------------------
                                             C. David Messman
                                             Secretary

                                         WELLS FARGO FUNDS MANAGEMENT, LLC


                                         By:
                                             -----------------------------------
                                             Andrew Owen
                                             Executive Vice President